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                                                                    EXHIBIT 5.1

                  [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]





                                October 21, 1996

Sun Communities, Inc.
Sun Communities Operating Limited Partnership
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan  48334

         Re: $500,000,000 Aggregate Offering Price of common stock, preferred stock, debt securities, and warrants for common stock and preferred stock (hereinafter collectively referred to as the "Securities") of Sun Communities, Inc., a Maryland corporation (the "Company"), and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Partnership")

Gentlemen:

         In connection with the above-referenced registration statement on Form S-3 (the "Registration Statement") to filed by you with the Securities and Exchange Commission, regarding the registration of the Securities under the Securities Act of 1933, as amended, you have requested our opinion concerning whether the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT"), and whether its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise specifically defined herein, all capitalized terms have the meaning ascribed to them in the prospectus included in the Registration Statement (the "Prospectus").

         In our capacity as legal counsel to the Company and the Partnership, we have examined and relied upon the following documents:

               1. Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership, a Michigan limited partnership ("the Operating Partnership"), dated as of April 30, 1996;

               2. First Amended and Restated Agreement of Limited Partnership of Sun Communities Finance Limited Partnership, a Michigan limited partnership, dated as of November 30, 1993;

               3. First Amended and Restated Partnership Agreement of 8920 Associates, a Florida general partnership, dated as of March 31, 1994;
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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               4.         First Amended and Restated Partnership Agreement of
                          Miami Lakes Venture Associates, a Florida general partnership, dated as of March 31, 1994;

               5. Partnership Agreement of Sun Communities Alberta Limited Partnership, a Michigan limited partnership, dated as of March 20, 1995;

               6. First Amended and Restated Limited Partnership Agreement of Sun Communities Texas Limited Partnership, a Michigan limited partnership, dated as of September, 1995;

               7. First Amended and Restated Operating Agreement of Aspen-West Michigan Holdings L.L.C., a Michigan limited liability company, dated as of April 30, 1996;

               8. First Amended and Restated Limited Partnership Agreement of Aspen-Alpine Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

               9. First Amended and Restated Limited Partnership Agreement of Aspen-Bedford Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              10. First Amended and Restated Limited Partnership Agreement of Aspen-Brentwood Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              11. First Amended and Restated Operating Agreement of Aspen Brentwood Holdings L.L.C., a Michigan limited liability company, dated as of April 30, 1996;

              12. First Amended and Restated Partnership Agreement of Byron Center Mobile Village Limited Partnership, a Michigan co- partnership, dated as of April 30, 1996;

              13. First Amended and Restated Partnership Agreement of Aspen-Country Acres Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              14. First Amended and Restated Partnership Agreement of Aspen-Cutler Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;
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Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
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              15.         Operating Agreement of Aspen-Grand Holdings L.L.C., a
                          Michigan limited liability company, dated as of March 21, 1996;

              16. First Amended and Restated Partnership Agreement of Aspen-Kings Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              17. First Amended and Restated Partnership Agreement of Aspen-Lincoln Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              18. First Amended and Restated Partnership Agreement of Aspen-Town & Country Investment Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              19. First Amended and Restated Partnership Agreement of Aspen-Allendale Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              20. First Amended and Restated Partnership Agreement of Aspen-Presidential Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              21. First Amended and Restated Partnership Agreement of Aspen-Alpine Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              22. First Amended and Restated Partnership Agreement of Bedford Hills Mobile Village, a Michigan limited partnership, dated as of February 10, 1994;

              23. First Amended and Restated Partnership Agreement of Aspen-Brentwood Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              24. First Amended and Restated Partnership Agreement of Aspen-Byron Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              25. First Amended and Restated Partnership Agreement of Aspen-Country Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
Page 4



              26. First Amended and Restated Partnership Agreement of Aspen-Cutler Associates, a Michigan limited partnership, dated as of April 30, 1996;

              27. First Amended and Restated Partnership Agreement of Aspen-Grand Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              28. First Amended and Restated Partnership Agreement of Aspen-Kings Court Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              29. First Amended and Restated Partnership Agreement of Aspen-Holland Estates Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              30. First Amended and Restated Partnership Agreement of Aspen-Town & Country Associates II Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              31. First Amended and Restated Partnership Agreement of Aspen-Paradise Park II Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              32. First Amended and Restated Partnership Agreement of Aspen-Arbor Terrace, L.P., a Delaware limited partnership, dated as of April 30, 1996;

              33. First Amended and Restated Partnership Agreement of Aspen-Bonita Lake Resort Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              34. First Amended and Restated Partnership Agreement of Aspen-Breezy Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              35. Amended and Restated Partnership Agreement of Aspen-Indian Project Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              36. First Amended and Restated Partnership Agreement of Aspen-Siesta Bay Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
Page 5




              37. First Amended and Restated Partnership Agreement of Aspen-Silver Star II Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              38. First Amended and Restated Partnership Agreement of Aspen-Ft. Collins Limited Partnership, a Michigan limited partnership, dated as of April 30, 1996;

              39. The Company's Certificate of Incorporation and the documents contained in its Minute Book as delivered to us by the Company's officers, dated as of April 30, 1996;

              40. Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A, dated as of April 30, 1996;

              41. Annual Report of the Company on Form 10-K for the years ending December 31, 1994 and December 31, 1995, dated as of April 30, 1996; and

              42.         Registration Statement.

The documents listed in items 1-42 above are collectively referred to as the "Documents".

         In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; (iii) all Documents submitted to us as copies conform to the originals of such Documents; and (iv) where applicable, any financial data set forth in such Documents contains no material misstatements of fact. In addition, we have assumed that there has been no change in the applicable laws of the State of Michigan, the State of Maryland, the Code, the regulations promulgated by the Treasury Department (the "Regulations"), and the interpretations of the Code and Regulations by the courts and the Internal Revenue Service, as they exist as of the date of this letter. Our review has been limited to examining the Documents and applicable law.

         To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.

         Based on the foregoing, we are of the opinion that:

         1. For the Company's taxable year ended December 31, 1994 and thereafter, assuming that the Company continues its present method of operation, the Company will
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JAFFE, RAITT, HEUER & WEISS


Sun Communities, Inc.
Sun Communities Operating Limited Partnership
October 21, 1996
Page 6



be organized and operated in conformity with the requirements for qualification as a REIT under the Code.

         2. The discussion in the Prospectus under the heading "FEDERAL INCOME TAX CONSIDERATIONS," fairly summarizes the material Federal income tax considerations.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company or the Partnership.

         We hereby consent to the filing of this opinion as an exhibit to the amendment to the Registration Statement to be filed by the Company and the Partnership with the Securities and Exchange Commission, and to the use of the name of our firm in the Prospectus under the caption "LEGAL MATTERS".

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                              /s/ William E. Sider

                                William E. Sider
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                                  EXHIBIT "A"
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                             OFFICER'S CERTIFICATE

         The undersigned, the duly elected and acting Secretary and Senior Vice President of SUN COMMUNITIES, INC., a Maryland corporation (the "Company"), hereby certifies as to the following:

         1. Sun Communities, Inc. is a corporation formed under the laws of the State of Maryland.

         2. The Company is managed by a Board of Directors elected by its shareholders.

         3. The shares of stock of the Company are publicly traded on the New York Stock Exchange.

         4. The Company would be taxed as a domestic corporation, but for its election to be treated as a real estate investment trust ("REIT").

         5. The Company is not a financial institution or an insurance company.

         6.      The Company has more than 100 shareholders.

         7. No more than 50% of the value of the stock of the Company is owned directly or indirectly by or for five or fewer individuals.

         8. The Company has timely elected REIT status by filing the appropriate election with the Internal Revenue Service.

         9. The Company utilizes the calendar year as its accounting period.

         10. For each of its tax years, the Company has satisfied all source of income tests necessary to be taxed as a REIT.

         11. For each of its tax years, the Company has satisfied all asset value tests necessary to be taxed as a REIT.

         12. For each of its tax years, the Company has distributed sufficient dividends to shareholders to avoid any excise tax liability.

         13. For each of its tax years, the Company has complied with all record keeping requirements regarding ownership of its shares of stock.

         14. The Company owns 100% of the stock of each of Sun Texas QRS, Inc., Sun QRS, Inc. and Sun Florida QRS, Inc.


                                     ________________________________________
                                     Jeffrey P. Jorissen, Senior Vice President and Secretary of Sun Communities, Inc.